                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Remedy Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  Remedy Logo
                               1505 SALADO DRIVE
                        MOUNTAIN VIEW, CALIFORNIA 94043
                            ------------------------

April 23, 1998


Dear Remedy Stockholder:


We cordially invite you to attend the Annual Meeting of Stockholders of Remedy Corporation, which will be held at the Company's offices at 1505 Salado Drive, Mountain View, California, on Thursday, May 28, 1998, at 4:00 p.m. local time. At the meeting, in addition to the election of directors and ratification of auditors, stockholders will be asked to vote on four stock proposals, one to increase the number of authorized shares of Common Stock, one to increase the number of shares available for grant under the 1995 Stock Option/Stock Issuance Plan (the "Option Plan"), one to increase the number of shares available for purchase under the Employee Stock Purchase Plan ("Purchase Plan") and one to modify the automatic option grants to be offered to non-employee directors under the 1995 Non-Employee Directors Stock Option Plan (the "Directors Option Plan").


Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

I would like to direct your attention to a proposal of key importance to Remedy. Stock options are granted to all Remedy employees and are one of the primary incentives used to attract and retain the most qualified people. At the last Annual Meeting, stockholders approved an automatic increase to the option pool. In fiscal 1997, Remedy increased its employee population by over 50% through hiring to manage our growth. We are now recommending approval of an automatic increase of 6% for 1999 and 2000. The number of shares available to grant is now insufficient to meet the Company's growth plans over the next couple of years, particularly in the extremely competitive hiring environment in Silicon Valley. In Proposal No. 3, Remedy proposes a two-year automatic increase of 6% of its outstanding capital stock to generate a pool of shares sufficient to meet expected growth in its employee base. We urge you to vote FOR these options to be available for use in 1999 and 2000.

Remedy's future success depends in large part upon its ability to attract, retain and motivate those people whose skills and performance are critical to our success. I urge you to review the proxy materials carefully and to vote FOR the proposals to increase the number of authorized shares of Common Stock and to amend the Option Plan and Purchase Plan to increase the number of authorized shares and to amend the Directors Option Plan to modify the periodic option grants to be made to non-employee directors.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Lawrence L. Garlick
Lawrence L. Garlick
Chairman of the Board and
Chief Executive Officer

                                 '[REMEDY LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 28, 1998

     The Annual Meeting of Stockholders of Remedy Corporation (the "Company") will be held at the Company's offices at 1505 Salado Drive, Mountain View, CA 94043 on Thursday, May 28, 1998, at 4:00 p.m., local time, for the following purposes:

          1. To elect five directors of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

          2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 120,000,000 to 240,000,000;

          3. To approve an amendment to the 1995 Stock Option/Stock Issuance Plan, including an increase to the number of shares available, as set forth in the accompanying proxy;

          4. To approve an amendment to the Employee Stock Purchase Plan, including an increase to the number of shares available, as set forth in the accompanying proxy;

          5. To approve an amendment to the 1995 Non-Employee Directors Stock Option Plan, including an increase to the number of shares to be awarded periodically to non-employee directors, as set forth in the accompanying proxy;

          6. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and

          7. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 7, 1998 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's principal executive offices located at 1505 Salado Drive, Mountain View, California 94043 during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ LAWRENCE L. GARLICK
                                          LAWRENCE L. GARLICK
                                          Chairman of the Board and
                                          Chief Executive Officer

Mountain View, California

April 23, 1998


                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                                  REMEDY LOGO
                               1505 SALADO DRIVE
                        MOUNTAIN VIEW, CALIFORNIA 94043

                            ------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 28, 1998

                            ------------------------

                              GENERAL INFORMATION

     The enclosed proxy is solicited on behalf of the Board of Directors of Remedy Corporation, a Delaware corporation ("Remedy" or the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's offices at 1505 Salado Drive, Mountain View, California 94043, on May 28, 1998, and at any adjournment or postponement of the Annual Meeting. These proxy solicitation materials were first mailed on or about April 22, 1998 to all stockholders entitled to vote at the Annual Meeting.

                               PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On April 7, 1998, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 28,881,587 shares of Common Stock outstanding. Each stockholder of record on April 7, 1998 is entitled to one vote for each share of Common Stock held by such stockholder on such date. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

QUORUM REQUIRED

     The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

VOTES REQUIRED

     Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The five nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted towards a nominee's total. Stockholders may not cumulate votes in the election of directors.

     Proposal 2. Approval of the adoption of the amendment to the Company's Certificate of Incorporation requires the affirmative vote of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as a vote against the proposal.

     Proposal 3. Approval of the adoption of the amendment to the Company's 1995 Stock Option/Stock Issuance Plan requires the affirmative vote of a majority of those shares present in person or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Broker non-votes will not be treated as entitled to vote on the matter and thus, will not affect the outcome of the voting on the proposal.

     Proposal 4. Approval of the adoption of the amendment to the Company's Employee Stock Purchase Plan requires the affirmative vote of a majority of those shares present in person or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Broker non-votes will not be treated as entitled to vote on the matter and thus, will not affect the outcome of the voting on the proposal.

     Proposal 5. Approval of the adoption of the amendment to the Company's 1995 Non-Employee Directors Stock Option Plan requires the affirmative vote of a majority of those shares present in person or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Broker non-votes will not be treated as entitled to vote on the matter and thus, will not affect the outcome of the voting on the proposal.

     Proposal 6. Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998 requires the affirmative vote of a majority of those shares present, in person or represented by proxy, and voted either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

PROXIES

     Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposals Nos. 2, 3, 4, 5 and 6 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

SOLICITATION OF PROXIES

     The cost of soliciting proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders will be borne by the Company. The Company has retained the services of Beacon Hill Partners to assist in the solicitation of proxies, for which it will receive a fee from the Company of approximately $3,000, plus out-of-pocket expenses. In addition, the Company may reimburse brokerage houses and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. The Company will furnish copies of solicitation material to such brokerage houses and other representatives. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone, telecopy or telegram. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     The Company currently has authorized five directors. At the Annual Meeting, five directors are to be elected to serve until the Company's next Annual Meeting or until their successors are elected and qualified. The directors who are being nominated for reelection to the Board of Directors (the "Nominees"), their ages as of April 1, 1998, their positions and offices held with the Company and certain biographical information are set forth below. Each Nominee for election has agreed to serve if elected, and management has no reason to believe that any Nominee will be unavailable to serve. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the Proxies received by them FOR the Nominees named below. The five Nominees receiving the highest number of affirmative votes of the shares represented and voting on this proposal at the Annual Meeting will be elected directors of the Company.


                                        YEAR FIRST          POSITIONS & OFFICES
            NAME              AGE    ELECTED DIRECTOR      HELD WITH THE COMPANY
            ----              ---    ----------------    -------------------------
Lawrence L. Garlick            49        1990            Chairman of the Board and
                                                         Chief Executive Officer
David A. Mahler                41        1990            Vice President, Business
                                                         Development and Director
Harvey C. Jones, Jr.(1)(2)     45        1994            Director
John F. Shoch(1)(2)            49        1991            Director
James R. Swartz(2)             55        1991            Director


---------------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

     Mr. Garlick co-founded the Company in November 1990. Since that time he has served as Chairman of the Board and Chief Executive Officer of the Company. From September 1984 to June 1990, Mr. Garlick was employed by Sun Microsystems, Inc., a manufacturer of computer workstations, most recently as Vice President of Distributed Systems. Mr. Garlick holds B.S.E.E. and M.S.E.E. degrees in computer engineering from Stanford University.

     Mr. Mahler co-founded the Company in November 1990 and has been a director of the Company since that time. In addition, since March 1995, Mr. Mahler has served as Vice President, Business Development of the Company. From December 1997 through March 1998, Mr. Mahler served as the acting Vice President, Worldwide Sales of the Company. From November 1990 to June 1995, Mr. Mahler served as Vice President, Marketing of the Company. From November 1990 to March 1993, Mr. Mahler also served as Chief Financial Officer of the Company. From November 1978 to October 1990, Mr. Mahler was employed by Hewlett-Packard Company, a manufacturer of computers and related products, most recently as product marketing manager. Mr. Mahler holds a B.S. degree in computer science from Case Western Reserve University.

     Mr. Jones has been a director of the Company since November 1994. Mr. Jones served as the Chairman of the Board of Synopsys, Inc. ("Synopsys"), an electronic design automation company, from January 1993 until February 1998. Mr. Jones also served as Chief Executive Officer of Synopsys from December 1987 until January 1994 and as President of Synopsys from December 1987 until January 1993. Mr. Jones holds a B.S. degree in mathematics and computer science from Georgetown University and an M.S. degree in management from the Massachusetts Institute of Technology.

     Mr. Shoch has been a director of the Company since January 1991. Since 1985, Mr. Shoch has been a general partner at Asset Management Company, a venture capital management firm. Mr. Shoch is also a director of Conductus, Inc., a superconducting electronics company, and Red Brick Systems, Inc., a data warehouse company. Mr. Shoch holds a B.S. in political science and an M.S. and a Ph.D. in computer science from Stanford University.

     Mr. Swartz has been a director of the Company since January 1991. Mr. Swartz has been managing partner of Accel Partners, a venture capital investment firm, since September 1983. Mr. Swartz is also a director of Netopia, Inc., a developer and manufacturer of Internet/Intranet and LAN products, and Polycom, Inc., a developer and manufacturer of audio and data conferencing systems. Mr. Swartz was also a director of Picture Tel Corporation, a developer and manufacturer of video conferencing systems, until June 1997. Mr. Swartz holds a B.A. in engineering and applied science from Harvard University and a M.S. in industrial administration from Carnegie-Mellon University.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the fiscal year ended December 31, 1997, the Board of Directors held 6 meetings. For the fiscal year, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board of Directors on which each such director served. During such year the Board of Directors had an Audit Committee and a Compensation Committee.

     During the fiscal year ended December 31, 1997, the Audit Committee held 4 meetings. The Audit Committee currently consists of two directors, Messrs. Jones and Shoch. The Audit Committee is primarily responsible for approving the services performed by the Company's independent auditors and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls.

     During the fiscal year ended December 31, 1997, the Compensation Committee held 5 meetings and acted by written consent on 27 occasions. The Compensation Committee currently consists of three directors, Messrs. Jones, Shoch and Swartz. The Compensation Committee is primarily responsible for reviewing and approving the Company's general compensation policies and setting compensation levels for the Company's executive officers and administering the Company's 1995 Stock Option/Stock Issuance Plan and the Company's Employee Stock Purchase Plan.

     The Company currently has no standing Nominating Committee. Nominations for election of directors at the Annual Meeting were made by the full Board of Directors of the Company.

DIRECTOR COMPENSATION

     Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors. Non-employee Board members are eligible to receive automatic option grants under the Company's 1995 Non-Employee Directors Stock Option Plan (the "Directors Option Plan"). As of April 7, 1998, there were three non-employee Board members eligible to participate in the Directors Option Plan. Under the Directors Option Plan, options may be granted to the non-employee members of the Board to purchase up to 412,500 shares of Common Stock. Each individual who first is elected or appointed as a non-employee Board member will receive an option grant to purchase 20,000 shares of Common Stock, provided such individual had not previously been granted an option. In addition, at each Annual Stockholders Meeting, beginning with the 1998 Annual Meeting, each individual who has served as a non-employee Board member for at least six months prior to such Annual Meeting will receive an additional option grant to purchase 10,000 shares of Common Stock and an additional option grant to purchase 5,000 shares of Common Stock for each committee assignment. The option price for each option grant under the Directors Option Plan will be equal to the fair market value per share of Common Stock on the automatic grant date and each automatic option grant will be immediately exercisable for all of the option shares. The shares purchasable under the option will be subject to repurchase at the original exercise price in the event the optionee's Board service should cease prior to vesting. Each grant shall vest in 48 equal monthly installments from the grant date. The option will remain exercisable for a 6-month period following the optionee's termination of service as a Board member for any reason other than death and for a 12-month period following the optionee's termination of service as a Board member due to death. The option shares will become fully vested in the event of a Corporate Transaction or a Change in Control. The option shares will become vested in the event of the optionee's cessation of Board service by reason of death or disability as if he or she remained in service through the next Annual Meeting. Upon the occurrence of a hostile tender offer, the optionee will have a thirty
(30) day period in which to surrender to the Company each automatic option that has been in effect for at least six (6) months in return for a cash distribution from the Company in an amount per canceled option share (whether or not the optionee is otherwise vested in those shares) equal to the excess of (i) the highest reported price per share of Common Stock paid in the tender offer over
(ii) the option exercise price payable per share. Pursuant to the terms of the Directors Option Plan in effect at that time, automatic grants of options to purchase 7,500 shares of Common Stock each were made to Messrs. Jones, Shoch and Swartz on May 21, 1997 at an exercise price of $37.625 per share. In connection with the 1998 Annual Meeting, Messrs. Jones, Shoch and Swartz will each receive automatic grants of options to purchase 10,000 shares of Common Stock, plus 5,000 shares for each committee on which such individual serves.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 1, 1998 by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors and the executive officers named in the "Executive
Compensation -- Summary Compensation Table," and (iii) all directors and executive officers as a group.

     Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                             SHARES OF COMMON
                                                            STOCK BENEFICIALLY
                                                               OWNED(1)(2)
                                                          ----------------------
                                                          NUMBER OF   PERCENTAGE
                    BENEFICIAL OWNER                       SHARES     OWNERSHIP
                    ----------------                      ---------   ----------
Amerindo Investment Advisors, Inc.......................  3,279,034     11.36%
  One Embarcadero Center, Suite 2300
  San Francisco, CA 94111
Capital Group Companies, Inc............................  2,997,000     10.38%
  333 South Hope Street, 52nd Floor
  Los Angeles, CA 90071
Putnam Investments, Inc.................................  2,343,822      8.12%
  One PO Square
  Boston, MA 02109
Lawrence L. Garlick.....................................  2,937,866     10.18%
  Chairman of the Board and
  Chief Executive Officer
  1505 Salado Drive
  Mountain View, CA 94043
David A. Mahler.........................................  1,101,375      3.81%
  Vice President, Business Development and
  Director
  1505 Salado Drive
  Mountain View, CA 94043
George A. de Urioste....................................    281,644          *
  Vice President, Finance and Operations, Chief
  Financial Officer
Vasu S. Devan(3)........................................    276,334          *
  Former Vice President, Sales
Bernard R. Cote.........................................    149,359          *
  Vice President
John F. Shoch...........................................    130,000          *
  Director
Harvey C. Jones, Jr.....................................    120,000          *
  Director
James R. Swartz(4)......................................    119,126          *
  Director
Matthew R. Miller.......................................     11,066          *
  Vice President, Marketing
All directors and executive officers as a group (10       5,356,965     18.55%
  persons)(3)(4)........................................

---------------
 *  Less than one percent

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

(2) The number of shares of Common Stock deemed outstanding as of April 1, 1998 includes the shares issuable pursuant to stock options that may be exercised within 60 days after April 1, 1998.

(3) Includes 950 shares held in trust for Mr. Devan's minor children.

(4) Includes 21,856 shares held by the Swartz Family Partnership, of which Mr. Swartz is the general partner.

                         COMPENSATION COMMITTEE REPORT

REPORT OF THE COMPENSATION COMMITTEE

     The following is the Report of the Compensation Committee of the Board of Directors, describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 1997.

  PURPOSE OF THE COMPENSATION COMMITTEE

     The Compensation Committee (the "Committee") of the Remedy Corporation Board of Directors has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer and other executive officers of the Company and to administer the Company's 1995 Stock Option/Stock Issuance Plan, under which grants may be made to such officers and other key employees, and the Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus programs to be in effect for the Chief Executive Officer and other executive officers and certain other key employees each fiscal year. The Committee is comprised entirely of outside directors who have never served as officers of the Company.

     For the 1997 fiscal year, the process utilized by the Committee in determining executive officer compensation levels was based upon the Committee's subjective judgment. Among the factors considered by the Committee were the recommendations of the chief executive officer with respect to the compensation of the Company's executive officers. However, the Committee made the final compensation decisions concerning such officers.

  GENERAL COMPENSATION POLICY

     The Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon increasing stockholder value and individual performance against defined objectives. It is the Committee's objective to have compensation be highly competitive with comparable talent at comparable public software companies (the "Peer Companies"). Compensation should include a meaningful equity in the Company, which strengthens the mutuality of interests between the executive officers and the stockholders. Each executive officer's compensation package will generally comprise three elements: (i) base salary, (ii) cash incentive bonuses, and (iii) long-term stock-based incentive awards.

     In preparing the performance graph for this Proxy Statement, the Company has selected the Hambrecht & Quist Software Index ("H&Q Index") for the peer group comparisons. The companies included in the H&Q Index will not necessarily be the same as the Peer Companies to be used by the Company as a reference in setting compensation levels in future years, as compensation information for one or more of such companies may not be available or the constituent members of the H&Q Index may not be competitive with the Company for executive talent. In addition, certain companies may be included in the Peer Companies, even though they are not included in the H&Q Index, to the extent the Company competes for executive talent with those companies.

  BASE SALARY

     The base salary for each executive officer is set on the basis of personal performance and a review of comparable positions at the Peer Companies. The level of base salary set for such executive officers to date has been comparable to the average of the surveyed compensation data for the Peer Companies.

  ANNUAL INCENTIVE COMPENSATION

     Each year the Committee will establish a set of objectives for each executive officer, one based on Company performance and the second based on achievement of individual objectives. At the end of the fiscal year, the Committee will evaluate the objectives to determine whether the specified objectives were met and will determine whether extraordinary accomplishments should be considered in determining the bonus award. For 1997, target incentives varied by group and each Vice President's objectives required achievement of his group's objectives, as well as achievement of corporate revenue, earnings per share and operating profit targets. For 1997, actual bonuses paid reflected an individual's accomplishment of both corporate and functional objectives, with equal weight being given to achievement of corporate and functional objectives. For the 1997 fiscal year, the Company did not meet all of its performance targets and no officer received all of his targeted bonus.

  LONG-TERM INCENTIVE COMPENSATION

     During fiscal 1997, the Committee, in its discretion, made option grants to Messrs. Garlick, Mahler, Cote, de Urioste, Devan, and Miller under the 1995 Stock Option/Stock Issuance Plan. Generally, the size of each grant was set at a level that the Committee deemed appropriate to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but there was also taken into account the individual's potential for future responsibility and promotion, the individual's performance in the recent period, and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors varied from individual to individual at the Committee's discretion.

     The grants are designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. The option generally vests in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

  CEO COMPENSATION

     The annual base salary for Mr. Garlick, the Company's Chairman of the Board and Chief Executive Officer, was established by the Committee on February 25, 1997, for the period January 1 to December 31, 1997. The Committee's decision was made primarily on the basis of the Committee's subjective evaluation of Mr. Garlick's personal performance of his duties. Mr. Garlick's base salary is below the 50th percentile of the surveyed data for the Peer Companies.

     The remaining components of the Chief Executive Officer's 1997 fiscal year incentive compensation were entirely dependent upon financial performance and a measure of individual objectives and provided no dollar guarantees. The bonus paid to the Chief Executive Officer for the fiscal year was based on the same incentive plan as for all other officers. Specifically, a target incentive was established at the beginning of the year using an agreed-upon formula based on Company performance. For 1997, the Chief Executive Officer's objectives required achievement of corporate bookings of $160 million and earnings per share of $0.86. Each and every year, the annual incentive plan is reevaluated with a new achievement threshold and new targets for revenue growth, earnings per share and profitability. The option grant made to the Chief Executive Officer during the 1997 fiscal year was intended to reflect his years of service with the Company and to place a significant portion of his total compensation at risk, because the options will have no value unless there is appreciation in the value of the Company's Common Stock over the option term.

  TAX LIMITATION

     Under the federal tax laws, a publicly held company such as Remedy Corporation will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. It is not expected that the compensation to be paid to the Company's executive officers for the 1998 fiscal year will exceed the $1 million limit per officer. In order to qualify option grants under the Company's 1995 Stock Option/Stock Issuance Plan for an exemption available to performance-based compensation, the stockholders have approved certain provisions of the Plan, including a limit on the maximum number of shares of Common Stock for which any one participant may be granted stock options each calendar year over the term of the Plan. Accordingly, any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1995 Stock Option/Stock Issuance Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation.

                                          COMPENSATION COMMITTEE

                                          Harvey C. Jones, Jr.
                                          John F. Shoch
                                          James R. Swartz

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors was formed in November, 1994 and the members of the Compensation Committee are Messrs. Jones, Shoch and Swartz. None of the members of the Compensation Committee was at any time during the 1997 fiscal year or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                            STOCK PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between March 17, 1995 (the date the Company's Common Stock commenced public trading) and December 31, 1997, with the cumulative total return of (i) the S&P 500 Index and (ii) the Hambrecht & Quist Software Index, over the same period. This graph assumes the investment of $100.00 on March 17, 1995 in the Company's Common Stock, the S&P 500 Index and the Hambrecht & Quist Software Index, and assumes the reinvestment of dividends, if any.

     The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from Research Data Group, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.


        COMPARISON OF CUMULATIVE TOTAL RETURN AMONG REMEDY CORPORATION,

           THE S&P 500 INDEX AND THE HAMBRECHT & QUIST SOFTWARE INDEX

        MEASUREMENT PERIOD                                                    H&Q COMPUTER
      (FISCAL YEAR COVERED)           REMEDY CORP.           S&P 500            SOFTWARE
3/17/95                                    100                 100                 100
12/95                                      174                 127                 124
12/96                                      474                 156                 151
12/97                                      185                 151                 183

     The Company effected its initial public offering on March 16, 1995 at a per share price of $7.67 (as adjusted to reflect the March 1996 and October 1996 stock dividends). The graph above commences with the first trading day closing price ($11.33) (as adjusted to reflect the March 1996 and October 1996 stock dividends). Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

     The following table sets forth the compensation earned by the Company's Chief Executive Officer and each of the other four most highly compensated executive officers plus one individual who terminated employment prior to fiscal year-end (the "Named Officers") whose compensation for the fiscal year ended December 31, 1997 exceeded $100,000 for services rendered in all capacities to the Company during the last three fiscal years.

                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                                     ANNUAL COMPENSATION                     AWARDS
                                          ------------------------------------------   ------------------
            NAME AND PRESENT                                            OTHER ANNUAL       SECURITIES
           PRINCIPAL POSITION             YEAR   SALARY(1)    BONUS     COMPENSATION   UNDERLYING OPTIONS
           ------------------             ----   ---------   --------   ------------   ------------------
Lawrence L. Garlick.....................  1997   $220,000    $ 13,200           0            60,000
Chairman of the Board and                 1996   $192,000    $181,250           0            75,000
Chief Executive Officer                   1995   $175,006    $147,697           0            60,000
Bernard R. Cote.........................  1997   $205,000    $ 51,250           0            45,000
Vice President                            1996   $185,000    $148,950     $26,250(2)         60,000
                                          1995   $168,532    $120,972     $30,000(2)         45,000
George A. de Urioste....................  1997   $172,000    $ 47,300           0            37,500
Vice President, Finance and               1996   $155,000    $119,625           0            45,000
Operations, Chief Financial Officer       1995   $131,716    $110,795           0            36,000
David A. Mahler.........................  1997   $170,000    $ 32,300           0            37,500
Vice President, Business                  1996   $155,000    $106,875           0            45,000
Development and Director................  1995   $145,006    $ 95,270           0            30,000
Matthew R. Miller.......................  1997   $165,000    $ 85,375           0            30,000
Vice President, Marketing                 1996   $ 65,994    $ 84,546           0           100,000
                                          1995         --          --          --                --
Vasu S. Devan...........................  1997   $185,000    $ 31,000     $39,611(3)         37,500
Former Vice President, Sales              1996   $165,000    $132,250           0            45,000
                                          1995   $150,000    $118,825           0            24,000

---------------
(1) Salary includes amounts deferred under the Company's 401(k) Plan.

(2) Housing allowance.

(3) Accrued vacation pay out.

     The following table sets forth further information regarding individual grants of options for the Company's Common Stock during fiscal 1997 to the Named Officers. Such grants were made pursuant to the Company's 1995 Stock Option/Stock Issuance Plan. In accordance with the rules of the Securities and Exchange Commission ("SEC"), the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

     Except for the limited stock appreciation rights described in Footnote (1) below, which form part of certain option grants made to each Named Officer, no stock appreciation rights were granted to such officers during the 1997 fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                         INDIVIDUAL GRANTS(1)
                        --------------------------------------------------------------------------------------
                                                                                         POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                                           % OF TOTAL                                    ANNUAL RATES OF STOCK
                           NUMBER OF        OPTIONS                                       PRICE APPRECIATION
                          SECURITIES       GRANTED TO      EXERCISE OR                    FOR OPTION TERM(2)
                          UNDERLYING      EMPLOYEES IN     BASE PRICE      EXPIRATION    ---------------------
         NAME           OPTIONS GRANTED   FISCAL YEAR    PER SHARE($)(3)      DATE         5%($)      10%($)
         ----           ---------------   ------------   ---------------   ----------    ---------   ---------
Lawrence L. Garlick...      40,000            1.59%           40.00         02/25/07     1,006,231   2,549,988
Lawrence L. Garlick...      20,000             .79%           39.38         09/02/07       495,254   1,255,072
Bernard R. Cote.......      30,000            1.19%           40.00         02/25/07       754,674   1,912,491
Bernard R. Cote.......      15,000             .60%           39.38         09/02/07       371,441     941,304
George A. de
  Urioste.............      25,000             .99%           40.00         02/25/07       628,895   1,593,742
George A. de
  Urioste.............      12,500             .50%           39.38         09/02/07       309,534     784,420
David A. Mahler.......      25,000             .99%           40.00         02/25/07       628,895   1,593,742
David A. Mahler.......      12,500             .50%           39.38         09/02/07       309,534     784,420
Matthew R. Miller.....      20,000             .79%           40.00         02/25/07       503,116   1,274,994
Matthew R. Miller.....      10,000             .40%           39.38         09/02/07       247,627     627,536
Vasu S. Devan.........      25,000             .99%           40.00         02/25/07       628,895   1,593,742
Vasu S. Devan.........      12,500              50%           39.38         09/02/07       309,534     784,420

---------------
(1) Each of the options listed in the table was granted either on February 25, 1997 or September 2, 1997. Options granted on February 25, 1997 become exercisable to the extent of 25% after one year from the vesting commencement date and the remainder in a series of equal monthly installments over a period of 36 months. Options granted on September 2, 1997 become exercisable in a series of equal monthly installments over a period of 48 months. Certain options include a limited stock appreciation right that will result in the cancellation of that option, to the extent exercisable for one or more option shares, upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock. In return for the canceled option, the optionee will receive a cash distribution per canceled option share equal to the excess of (i) the highest price per share of Common Stock paid in such tender offer over (ii) the exercise price payable per share under the canceled option. The plan administrator has the discretionary authority to reprice the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the regrant date. The options have a maximum term of 10 years measured from the option grant date, subject to earlier termination in the event of the optionee's cessation of service with the Company. Under each of the options, the option shares will vest upon an acquisition of the Company by merger or asset sale, unless the acquiring entity or its parent corporation assumes the outstanding options. Any options which are assumed or replaced in the transaction and do not otherwise accelerate at that time shall automatically accelerate (and any unvested option shares which do not otherwise vest at that time shall automatically vest) in the event the optionee's service terminates by reason of an involuntary or constructive termination within 18 months following the transaction.

(2) There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(3) The exercise price for each option may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise.

     The following table sets forth, for each of the Named Officers, the number of shares acquired on exercise and the year-end value of unexercised options. No stock appreciation rights were exercised during such fiscal year by the Named Officers, and except for the limited stock appreciation rights described in footnote (1) to the Option Grant Table that form part of the outstanding stock options held by those officers, no stock appreciation rights were outstanding at the end of that fiscal year.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                              SHARES                          OPTIONS AT FY-END(#)             AT FY-END($)(2)
                             ACQUIRED         VALUE        ---------------------------   ---------------------------
           NAME             ON EXERCISE   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -----------   --------------   -----------   -------------   -----------   -------------
Lawrence L. Garlick.......          0              --        262,373           115,627    4,387,493       385,417
Bernard R. Cote...........          0              --        109,587            91,113    1,447,189       347,586
George A. de Urioste......    194,250       7,672,749         26,124            69,126      106,483       202,267
David A. Mahler...........          0              --        160,249            69,251    2,737,233       216,767
Matthew R. Miller.........     30,000         419,126          6,666            93,334            0             0
Vasu S. Devan.............    141,902       6,125,383         24,368            66,620       88,525       174,310

---------------
(1) Market price less exercise price on date of exercise.

(2) Market value of underlying securities at fiscal year ended December 31, 1997 ($21.00) minus the exercise price.

            EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

     None of the Company's executive officers have employment or severance agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors.

     The Compensation Committee has the authority under the 1995 Stock Option/Stock Issuance Plan to provide for the acceleration of options and the vesting of the shares of Common Stock subject to the outstanding options held by the Chief Executive Officer and the Company's other executive officers under that Plan.

                       PROPOSAL NO. 2 -- AMENDMENT TO THE
                     COMPANY'S CERTIFICATE OF INCORPORATION


     The Board of Directors has determined that it is in the best interests of the Company and its stockholders to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 120,000,000 to 240,000,000 shares. No increase is proposed for the Preferred Stock for which there are 20,000,000 authorized shares. Accordingly, the Board of Directors has unanimously approved the proposed Certificate of Amendment to the Amended and Restated Certificate of Incorporation, in substantially the form attached hereto as Exhibit A (the "Certificate of Amendment"), and hereby solicits the approval of the Company's stockholders of the Certificate of Amendment. As of April 7, 1998, there were 28,881,587 shares of Common Stock issued and outstanding. No shares of Preferred Stock were issued and outstanding. In addition, as of April 1, 1998, the Company had reserved for issuance 9,796,738 shares of Common Stock under the 1995 Stock Option/Stock Issuance Plan, 629,144 shares of Common Stock under the Employee Stock Purchase Plan, and 412,500 shares of Common Stock under the 1995 Non-Employee Directors Stock Option Plan. If the stockholders approve the Certificate of Amendment, the Board of Directors currently intends to file the Certificate of Amendment with the Secretary of State of the State of

Delaware as soon as practicable following such stockholder approval. If the Certificate of Amendment is not approved by the stockholders, the existing Certificate of Incorporation will remain unchanged.

     The objective of the increase in the authorized number of shares of Common Stock is to ensure that the Company has sufficient shares available for future issuances. The Board of Directors believes that it is prudent to increase the authorized number of shares of Common Stock to the proposed level in order to provide a reserve of shares available for issuance to meet business needs as they arise. Such future activities may include, without limitation, financings, establishing strategic relationships with corporate partners, providing equity incentives to employees, officers or directors, or effecting stock splits or dividends. The additional shares of Common Stock authorized may also be used to acquire or invest in complementary businesses or products or to obtain the right to use complementary technologies. The Company has no present plans to issue additional shares of Common Stock (except pursuant to employee stock incentive plans).


POSSIBLE EFFECTS OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


     If the stockholders approve the proposed Certificate of Amendment, the Board of Directors may cause the issuance of additional shares of Common Stock without further vote of the stockholders of the Company, except as provided under Delaware corporate law or under the rules of any securities exchange on which shares of Common Stock of the Company are then listed. Current holders of Common Stock have no preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their appropriate ownership thereof. The issuance of additional shares of Common Stock would decrease the proportionate equity interest of the Company's current stockholders and, depending upon the price paid for such additional shares, could result in dilution to the Company's current stockholders.


     In addition, the Board of Directors could use authorized but unissued shares to create impediments to a takeover or a transfer of control of the Company. The issuance of Common Stock or Preferred Stock for these purposes may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting rights of the holders of Common Stock. The issuance of Common Stock or Preferred Stock for these purposes may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others. At present, the Company has no plans to issue any of the Common Stock or Preferred Stock for these purposes.


RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

    PROPOSAL NO. 3 -- AMENDMENT TO THE 1995 STOCK OPTION/STOCK ISSUANCE PLAN

     The Remedy Corporation 1995 Stock Option/Stock Issuance Plan (the "Option Plan") was created in order to assist the Company in the recruitment, retention and motivation of key employees who are experienced, highly qualified and in a position to make material contributions to the Company's success. The limited number of skilled and experienced employees in this industry are in demand by a growing number of employers. The Company believes that stock options are critical in attracting and retaining these key contributors.

     The stockholders are being asked to vote on a proposal to approve an amendment to the Option Plan to provide for an automatic annual increase in the share reserve in 1999 and 2000. The proxy holders intend to vote all proxies received by them FOR the Amendment to the Option Plan.

     The Option Plan was adopted on January 17, 1995, approved by the stockholders on February 21, 1995, to become effective on March 17, 1995 as a successor to the 1991 Stock Option and Restricted Stock Plan ("Predecessor Plan"). The Board and the stockholders approved an amendment to the Option Plan on May 21, 1997 to provide for automatic annual increases in the share reserve in 1997 and 1998 and to make certain other changes. The Board of Directors believes that option grants and the stock issuances under the Option Plan play an important role in the Company's efforts to attract, employ and retain employees, directors, and consultants of outstanding ability. The principal terms and provisions of the Option Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the Option Plan. A copy of the Option Plan will be furnished by the Company to any stockholder upon written request to the Secretary of the Company at the executive offices in Mountain View, California.

     Structure. The Option Plan is divided into (i) the Option Grant Program under which eligible persons may, at the discretion of the Committee, be granted options to purchase shares of Common Stock at an exercise price not less than 85% of their fair market value on the grant date and (ii) the Stock Issuance Program, under which such persons may, in the Committee's discretion, be issued shares of Common Stock directly through the purchase of such shares at a price not less than eighty-five percent (85%) of their fair market value at the time of their issuance or as a bonus tied to the performance of services.

     Administration. The Compensation Committee of the Board, which is comprised of two (2) or more Board members, administers the Option Plan. Committee members serve for such period of time as the Board may determine. No Board member may serve on the Committee if he or she has received an option grant or stock award under the Option Plan or under any other stock plan of the Company or its parent or subsidiary corporations within the twelve (12) month period preceding his or her appointment to the Committee, other than grants under the Company's 1995 Non-Employee Directors Stock Option Plan. The Option Plan may also be administered with respect to optionees who are not executive officers subject to the short-swing profit rules of Federal securities laws by the Board or a secondary committee comprised of one or more Board members.

     The Committee (or Board or secondary committee to the extent acting as plan administrator) has full authority (subject to the express provisions of the Option Plan) to determine the eligible individuals who are to receive grants under the Option Plan, the number of shares to be covered by each granted option, the date or dates on which the option is to become exercisable, the maximum term for which the option is to remain outstanding, whether the granted option will be an incentive stock option ("Incentive Option") that satisfies the requirements of Code section 422 or a non-statutory option not intended to meet such requirements, and the remaining provisions of the option grant.

     Eligibility. Employees (including officers), consultants and independent contractors who render services to the Company or its subsidiary corporations (whether now existing or subsequently established) and non-employee members of the board of directors of any parent or subsidiary corporation are eligible to receive option grants or stock issuances under the Option Plan. Non-employee members of the Board are eligible solely for automatic grants under the 1995 Non-Employee Directors Stock Option Plan.

     As of April 1, 1998, approximately 643 persons (including seven officers) were eligible to participate in the Option Plan.

     Securities Subject to Option Plan. The maximum number of shares of Common Stock that may be issued over the term of the Option Plan is 15,718,423 shares. The Option Plan provided that the number of shares of Common Stock available for issuance under the Option Plan would automatically increase on the first trading day of 1996 by an amount equal to five percent (5%) of the shares of Common Stock and Common Stock equivalents outstanding on December 31 of the immediately preceding calendar year; such automatic increase could not exceed 1,500,000 shares. As a result, 1,459,848 shares of Common Stock were added to the pool on January 1, 1996. On January 1, 1997 and January 1, 1998, 3,053,932 and 3,068,643
shares of Common Stock were added respectively to the pool pursuant to a 10% automatic increase approved by the stockholders at the last Annual Meeting. The amendment to the Option Plan that is the subject of this Proposal No. 3 provides for a 6% automatic increase for two additional years. Therefore, assuming that the stockholders approve the amendment, the number of shares of Common Stock available for issuance under the Option Plan would automatically increase on the first trading day of the 1999 and 2000 calendar years by an amount equal to six percent (6%) of the shares of Common Stock and Common Stock equivalents outstanding on December 31 of the immediately preceding calendar year; each such automatic annual increase may not exceed 4,000,000 shares.

     No one person participating in the Option Plan may receive options and direct stock issuances for more than 1,200,000 shares of Common Stock per calendar year.

     Should an option expire or terminate for any reason prior to exercise in full, including options incorporated from the Predecessor Plan, the shares subject to the portion of the option not so exercised will be available for subsequent option grants under the Option Plan.

OPTION GRANT PROGRAM

     Price and Exercisability. The option exercise price per share in the case of an Incentive Option may not be less than one hundred percent (100%) of the fair market value of the Common Stock on the grant date and, in the case of a non-statutory option, eighty-five percent (85%) of the fair market value of the Common Stock on the grant date. Options granted under the Option Grant Program become exercisable at such time or times and during such period as the Committee may determine and set forth in the instrument evidencing the option grant.

     The exercise price may be paid in cash, by check made payable to the Company or in shares of Common Stock. Options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm is to effect the immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes. The Committee may also assist any optionee (including an officer or director) in the exercise of his or her outstanding options by (a) authorizing a Company loan to the optionee or (b) permitting the optionee to pay the exercise price in installments over a period of years. The terms and conditions of any such loan or installment payment will be established by the Committee in its sole discretion.

     No optionee is to have any stockholder rights with respect to the option shares until the optionee has exercised the option, paid the exercise price and become a holder of record of the shares. Options are not assignable or transferable other than by will or the laws of descent and distribution, and during the optionee's lifetime, the option may be exercised only by the optionee.

     Termination of Service. Any option held by the optionee at the time of cessation of service will not remain exercisable beyond the designated post-service exercise period. Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will normally during such limited period be exercisable only to the extent of the number of shares of Common Stock in which the optionee is vested at the time of cessation of service. The Committee has complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     The shares of Common Stock acquired upon the exercise of one or more options may be subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service prior to vesting in such shares. The Committee has complete discretion in establishing the vesting schedule to be in effect for any such unvested shares and may cancel the Company's outstanding repurchase rights with respect to those shares at any time, thereby accelerating the vesting of the shares subject to the canceled rights.

     Incentive Options. Incentive Options may only be granted to individuals who are employees of the Company or its parent or subsidiary corporation. During any calendar year, the aggregate fair market value (determined as of the grant date(s)) of the Common Stock for which one or more options granted to any employee under the Option Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under section 422 of the Code shall not exceed $100,000.

     Limited Stock Appreciation Rights. One or more officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may, at the discretion of the Committee, be granted limited stock appreciation rights in connection with their option grants under the Option Plan. Any option with such a limited stock appreciation right in effect for at least six (6) months will automatically be canceled, to the extent exercisable for one or more vested option shares, upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock. In return, the officer will be entitled to a cash distribution from the Company in an amount per canceled option share equal to the excess of (i) the highest price per share of Common Stock paid in the tender offer over (ii) the option exercise price.

STOCK ISSUANCE PROGRAM

     Shares may be sold under the Stock Issuance Program at a price per share not less than eighty-five percent (85%) of fair market value, payable in cash or through a promissory note payable to the Company. Shares may also be issued solely as a bonus for past services.

     The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Committee will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Option Plan.

GENERAL PROVISIONS

     Acceleration of Options/Termination of Repurchase Rights. Upon the occurrence of either of the following transactions (a "Corporate Transaction"):

          (i) the sale, transfer, or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company, or

          (ii) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those immediately prior to such transaction, each outstanding option under the Option Plan will, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares at the time subject to such option. However, an outstanding option shall not accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent), (ii) such option is to be replaced with a cash incentive program of the successor corporation that preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Committee at the time of the option grant. Immediately following the consummation of the Corporate Transaction, all outstanding options will terminate and cease to be exercisable, except to the extent assumed by the successor corporation.

     Also upon a Corporate Transaction, the Company's outstanding repurchase rights will terminate automatically unless assigned to the successor corporation.

     Any options that are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall automatically accelerate (and any of the Company's outstanding repurchase rights that do not otherwise terminate at the time of the Corporate Transaction shall automatically terminate and the shares of Common Stock subject to those terminated rights shall immediately vest in full) in the event the optionee's service should subsequently terminate by reason of an involuntary termination within eighteen (18) months following the effective date of such Corporate Transaction. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the involuntary termination.

     Upon the occurrence of the following transactions ("Change in Control"):

          (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) acquires beneficial ownership of more than fifty percent (50%) of the Company's outstanding voting stock without the Board's recommendation, or

          (ii) there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases by reason of a proxy contest, to be comprised of individuals who (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for selection as Board members by the continuing Board members, the Committee has the discretion to accelerate outstanding options and terminate the Company's outstanding repurchase rights. The Committee also has the discretion to terminate the Company's outstanding repurchase rights upon the subsequent termination of the optionee's service within a specified period following the Change in Control.

     The acceleration of options in the event of a Corporate Transaction or Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt, or other efforts to gain control of the Company.

     Valuation. For purposes of establishing the option price and for all other valuation purposes under the Option Plan, the fair market value of a share of Common Stock on any relevant date will be the closing price per share of Common Stock on that date, as such price is reported on the Nasdaq National Market System. The closing price of the Common Stock on April 7, 1998 was $20.875 per share.

     Changes in Capitalization. In the event any change is made to the Common Stock issuable under the Option Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Option Plan, (ii) the maximum number and/or class of securities for which any one person may be granted options and direct stock issuances per calendar year, (iii) the maximum number and/or class of securities for which the share reserve is to increase automatically each year, and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any option incorporated from the Predecessor Plan) in order to prevent the dilution or enlargement of benefits thereunder.

     Each outstanding option that is assumed in connection with a Corporate Transaction will be appropriately adjusted to apply and pertain to the number and class of securities that would otherwise have been issued, in consummation of such Corporate Transaction, to the option holder had the option been exercised immediately prior to the Corporate Transaction. Appropriate adjustments will also be made to the option price payable per share and to the class and number of securities available for future issuance under the Option Plan on both an aggregate and a per-participant basis.

     Option Plan Amendments. The Board may amend or modify the Option Plan in any and all respects whatsoever. The approval of the stockholders will be obtained to the extent required by applicable law. Prior to the amendment that is the subject of this Proposal No. 3, the Board could not amend the Option Plan without stockholder approval if the amendment would (i) materially increase the maximum number of shares issuable under the Option Plan (except in connection with certain changes in capitalization), or (ii) materially modify the eligibility requirements for option grants.

     Unless sooner terminated by the Board, the Option Plan will in all events terminate on April 30, 2005. Any options outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grants.

     As of April 1, 1998, options covering 7,234,611 shares were outstanding under the Option Plan, 2,562,127 shares remained available for future option grant and 5,921,685 shares have been issued under the Option Plan. The expiration dates for all such options range from September 18, 2001 to March 31, 2008.

     No options have been granted on the basis of the proposed share increase. Because the Option Plan is discretionary, benefits to be received by individual optionees are not determinable. The table below shows, as to each of the executive officers named in the Summary Compensation Table and the various indicated individuals and groups, (i) the number of shares of Common Stock for which options have been granted under the Option Plan for the one (1)-year period ending December 31, 1997 plus the period through April 1, 1998 and (ii) the weighted average exercise price payable per share. No direct stock issuances have been made under the Option Plan to date.

NEW PLAN BENEFITS AND OPTION GRANT TABLE

                                                                  WEIGHTED AVERAGE
                                                 NUMBER OF        EXERCISE PRICE OF
              NAME AND POSITION                OPTION SHARES       GRANTED OPTIONS
              -----------------                -------------      -----------------
Lawrence L. Garlick..........................      135,000            $27.1644
Bernard R. Cote..............................       65,000            $16.8462
David A. Mahler..............................       77,500            $28.0605
Matthew Miller...............................      150,000            $16.8542
George de Urioste............................       77,500            $16.9113
Executive Officers as a group (7 persons)....      763,750            $19.8531
Non-employee directors as a group (3
  persons)...................................            0(1)                0
All employees, including current officers who
  are not executive officers, as a group
  (approximately 636 persons)................    4,426,767            $18.6110

---------------
(1) Non-employee directors are not eligible for grants under the 1995 Stock Option/Stock Issuance Plan.

FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS GRANTED UNDER THE OPTION PLAN

     Options granted under the Option Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options that are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

     Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The excess of the fair market value of the purchased shares over the exercise price paid for the shares on the date of exercise will be includable in alternative minimum taxable income. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

     For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two (2) years after the grant date of the option and more than one (1) year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

     Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares. The Company anticipates that any compensation deemed paid by the Company upon one or more disqualifying dispositions of incentive stock option shares by the Company's executive officers will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

     Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     Special provisions of the Internal Revenue Code apply to the acquisition of Common Stock under a non-statutory option if the purchased shares are subject to repurchase by the Company. These special provisions may be summarized as follows:

          (i) If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company at the original exercise price in the event of the optionee's termination of service prior to vesting in such shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (a) the fair market value of the shares on the date such repurchase right lapses with respect to such shares over (b) the exercise price paid for the shares.

          (ii) The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the non-statutory option an amount equal to the excess of (a) the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the Company's repurchase right) over (b) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. The Company anticipates that the compensation deemed paid by the Company upon the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

     Stock Appreciation Rights. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the optionee.

     Stock Issuances. The tax principles applicable to direct stock issuances under the Option Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1995 STOCK OPTION/STOCK ISSUANCE PLAN.

        PROPOSAL NO. 4 -- AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

     The stockholders are being asked to approve an amendment to the Remedy Corporation Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares issuable thereunder by 920,593 shares, which represents 3% of outstanding Common Stock and Common Stock equivalents as of December 31, 1997, and to expand the Board's authority to amend the Purchase Plan. The Board approved the amendment to the Purchase Plan, which is the subject of this Proposal No. 4, on March 24, 1998. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to meet the requirements of an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code (the "Code"). If the amendment to the Purchase Plan is not approved by the stockholders, the Purchase Plan will continue in effect in accordance with its current terms.

     The Purchase Plan was adopted by the Board on January 17, 1995 and approved by the stockholders on February 21, 1995. On May 21, 1996, the stockholders approved an amendment to the Purchase Plan to (a) provide for concurrent offering periods; (b) permit contributions of up to 20% of eligible compensation; (c) increase the maximum semi-annual dollar contribution from $7,500 to $10,000; and (d) expand eligible compensation to include all cash compensation. The Purchase Plan was amended on February 15, 1996 to provide a common share pool with the International Plan. The following summary of certain Purchase Plan provisions is qualified, in its entirety, by reference to the Purchase Plan. Copies of the Purchase Plan document may be obtained by a stockholder upon written request to the Secretary of the Company at the executive offices in Mountain View, California.

     In addition to the Purchase Plan, the Company maintains the International Employee Stock Purchase Plan ("International Plan") pursuant to which eligible non-U.S. citizens and U.S. citizens working abroad who are not paid in U.S. currency, and who are employed by the Company or any participating subsidiary or parent corporation on a regularly-scheduled basis of more than twenty (20) hours per week for more than five (5) months per calendar year may purchase Common Stock pursuant to payroll deductions.

     Purpose. The purpose of the Purchase Plan is to provide employees of the Company and designated parent or subsidiary corporations (collectively, "Participating Companies") an opportunity to participate in the ownership of the Company by purchasing Common Stock of the Company through payroll deductions. In addition, as of April 1, 1998, Remedy Gmbh, Remedy Sarl, Remedy Pte. Ltd., Remedy UK, Ltd., Remedy Canada, Ltd. and Remedy KK participate in the International Plan.

     The Purchase Plan is intended to benefit the Company as well as its stockholders and employees. The Purchase Plan gives employees an opportunity to purchase shares of Common Stock at a favorable price. The Company believes that the stockholders will correspondingly benefit from the increased interest on the part of participating employees in the profitability of the Company. Finally, the Company will benefit from the periodic investments of equity capital provided by participants in the Purchase Plan.

     Administration. The Purchase Plan is administered by the Compensation Committee of the Board (the "Committee") and may be administered by the Board. All costs and expenses incurred in plan administration will be paid by the Company without charge to participants. All cash proceeds received by the Company from payroll deductions under the Purchase Plan shall be credited to a non-interest bearing book account.

     Shares and Terms. The stock issuable under the Purchase Plan is the Company's authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock that may be issued in the aggregate under the Purchase Plan and the International Plan is 1,200,000, not including the 920,593 shares which is the subject of this Proposal No. 4. Common Stock subject to a terminated purchase right shall be available for purchase pursuant to purchase rights subsequently granted.

     Adjustments. If any change in the Common Stock occurs (through recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration), appropriate adjustments shall be made by the Company to the class and maximum number of shares subject to the Purchase Plan, to the class and maximum number of shares purchasable by each participant on any one purchase date, and the class and number of shares and purchase price per share subject to outstanding purchase rights in order to prevent the dilution or enlargement of benefits thereunder.

     Eligibility. Generally, any individual who is customarily employed by a Participating Company more than 20 hours per week and for more than five months per calendar year is eligible to participate in the Purchase Plan. Approximately 642 employees (including seven officers) were eligible to participate in the Purchase Plan as of April 1, 1998.


     Offering Periods. The Purchase Plan is implemented by offering periods that generally have a duration of twenty-four months; each offering period is comprised of a series of one or more successive purchase periods, which generally have a duration of six (6) months. Offering periods are concurrent and successive and, accordingly, a new offering period commences every six months and runs concurrently with each prior offering period. The Committee in its discretion may vary the beginning date and ending date of the offering periods and may vary the duration of an offering period or purchase period, provided no offering period shall exceed twenty-four (24) months in length. Generally, purchase periods start on the first business day in each of May and November and end, respectively, on the last business day of October of the same year and April of the following year. A new offering period will begin on May 1, 1998 and will end on April 28, 2000.


     The participant will have a separate purchase right for each offering period in which he or she participates. The purchase right will be granted on the first day of the offering period and will be automatically exercised in successive installments on the last day of each purchase period within the offering period.


     Purchase Price. The purchase price per share under the Purchase Plan is 85% of the lower of (i) the fair market value of a share of Common Stock on the first day of the applicable offering period or, if later, the participant's entry date into the offering period, or (ii) the fair market value of a share of Common Stock on the purchase date. Generally, the fair market value of the Common Stock on a given date is the closing sale price of the Common Stock, as reported on the Nasdaq National Market System. The market value of the Common Stock as reported on the Nasdaq Stock Market as of April 7, 1998 was $20.875 per share.


     Limitations. The plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following:

          1. No purchase right shall be granted to any person who immediately thereafter would own, directly or indirectly, stock or hold outstanding options or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its parent or subsidiary corporations.

          2. In no event shall a participant be permitted to purchase more than 3,000 shares on any one purchase date.

          3. The right to purchase Common Stock under the Purchase Plan (or any other employee stock purchase plan that the Company or any of its subsidiaries may establish) in an offering intended to qualify under
     Section 423 of the Code may not accrue at a rate that exceeds $25,000 in fair market value of such Common Stock (determined at the time such purchase right is granted) for any calendar year in which such purchase right is outstanding.

          4. In no event may a participant's payroll deductions for a semi-annual purchase period exceed $10,000.

     The purchase right shall be exercisable only by the participant during the participant's lifetime and shall not be assignable or transferable by the participant.

     Payment of Purchase Price; Payroll Deductions. Payment for shares by participants shall be by accumulation of after-tax payroll deductions during the purchase period. The deductions may not exceed 20% of a participant's cash compensation paid during a purchase period. Cash compensation for this purpose will include elective contributions that are not includable in income under Code Sections 125 or 401(k) and all bonuses, overtime, commissions, and other amounts to the extent paid in cash.

     The participant will receive a purchase right for each offering period in which he or she participates to purchase up to the number of shares of Common Stock determined by dividing such participant's payroll deductions accumulated prior to the purchase date by the applicable purchase price (subject to the "Limitations" section). No fractional shares shall be purchased. Any payroll deductions accumulated in a participant's account that are not sufficient to purchase a full share will be retained in the participant's account for the subsequent purchase period. No interest shall accrue on the payroll deductions of a participant in the Purchase Plan.

     Termination and Change to Payroll Deductions. A purchase right shall terminate at the end of the offering period or earlier if (i) the participant terminates employment and any payroll deductions that the participant may have made with respect to a terminated purchase right will be refunded or (ii) the participant elects to withdraw from the Purchase Plan. Any payroll deductions that the participant may have made with respect to a terminated purchase right under clause (ii) will be refunded unless the participant elects to have the funds applied to the purchase of shares on the next purchase date. A participant may decrease his or her deductions during a purchase period as permitted by the Committee.

     Amendment and Termination. The Purchase Plan shall continue in effect until the earlier of (i) the last business day in December, 2004, (ii) the date on which all shares available for issuance under the Purchase Plan shall have been issued or (iii) a Corporate Transaction, unless the Purchase Plan is earlier terminated by the Board in its discretion.

     The Board may at any time alter, amend, suspend or discontinue the Purchase Plan. The approval of the stockholders will be obtained to the extent required by applicable law. Prior to the amendment that is the subject of this Proposal No. 4, the Board could not amend the Purchase Plan without stockholder approval if the amendment would (i) alter the purchase price formula so as to reduce the purchase price payable for shares under the Purchase Plan, (ii) materially increase the number of shares issuable under the Purchase Plan or the maximum number of shares purchasable per participant, or (iii) materially increase the benefits accruing to participants under the Purchase Plan or materially modify the eligibility requirements.

     In addition, the Company has specifically reserved the right, exercisable in the sole discretion of the Board, to terminate the Purchase Plan immediately following any six-month purchase period. If such right is exercised by the Board, then the Purchase Plan will terminate in its entirety and no further purchase rights will be granted or exercised, and no further payroll deductions shall thereafter be collected under the Purchase Plan.

     Corporate Transaction. In the event of (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction or (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company (a "Corporate Transaction"), each purchase right under the Purchase Plan will automatically be exercised immediately before consummation of the Corporate Transaction as if such date were the last purchase date of the offering period. The purchase price per share shall be equal to eighty-five percent (85%) of the lower of the fair market value per share of Common Stock on the start date of the offering period (or on the participant's entry date, if later) or the fair market value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. Any payroll deductions not applied to such purchase shall be promptly refunded to the participant.

     The grant of purchase rights under the Purchase Plan will in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     Proration of Purchase Rights. If the total number of shares of Common Stock for which purchase rights are to be granted on any date exceeds the number of shares then remaining available under the Purchase Plan, the Committee shall make a pro rata allocation of the shares remaining.

     Federal Income Tax Consequences. The following is a general description of certain federal income tax consequences of the Purchase Plan. This description does not purport to be complete.

     The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Under a plan which so qualifies, no taxable income will be reportable by a participant, and no deductions will be allowable to the Company, by reason of the grant or exercise of the purchase rights issued thereunder. A participant will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

     A sale or other disposition of the purchased shares will be a disqualifying disposition if made before the later of two years after the start of the offering period in which such shares were acquired or one year after the shares are purchased. If the participant makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount by which the fair market value of such shares on the date of purchase exceeded the purchase price, and the participant will be required to satisfy the employment and income tax withholding requirements applicable to such income. In no other instance will the Company be allowed a deduction with respect to the participant's disposition of the purchased shares.

     Any additional gain or loss recognized upon the disposition of the shares will be a capital gain, which will be long-term if the shares have been held for more than one (1) year following the date of purchase under the Purchase Plan.

     The foregoing is only a summary of the federal income taxation consequences to the participant and the Company with respect to the shares purchased under the Purchase Plan. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any city, state or foreign country in which the participant may reside.

     New Purchase Plan Benefits. Since purchase rights are subject to discretion, including an employee's decision not to participate in the Purchase Plan, awards under the Purchase Plan for the current fiscal year are not determinable. However, in the purchase period that ended on October 31, 1997 each of the Named Officers purchased the following number of shares of Common Stock at a purchase price of $26.35 per share. Mr. Garlick: 0; Mr. Cote: 379; Mr. Devan: 379; Mr. de Urioste: 379; Mr. Mahler: 232; Mr. Miller: 0; and all executive officers as a group (7 persons) purchased 2,127 shares. In addition, each of the Named Officers, other than Mr. Garlick, have the right to purchase a maximum of 3,000 shares of Common Stock at a price that will not exceed $39.42 per share on each of the April 30, 1998, October 30, 1998 and April 30, 1999 purchase dates.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL NO. 5 -- AMENDMENT TO THE 1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

     The Remedy Corporation 1995 Non-Employee Directors Stock Option Plan (the "Directors Option Plan") was created in order to assist the Company in the recruitment, retention and motivation of non-employee directors who are experienced, highly qualified and in a position to make material contributions to the Company's success. The Company established the Directors Option Plan to provide for the automatic grant of non-statutory stock options to non-employee members of the Board of Directors of the Company (the "Board"). The Company believes that stock options are critical in attracting and retaining non-employee directors. The stockholders are being asked to vote on a proposal to approve an amendment to the Directors Option Plan to modify the option grants to be made periodically to the non-employee directors and to expand the Board's authority to amend the Directors Option Plan. The proxy holders intend to vote all proxies received by them FOR the Amendment to the 1995 Non-Employee Directors Stock Option Plan.

     The Directors Option Plan was originally adopted on January 17, 1995 and approved by the stockholders on February 21, 1995. The Board amended the Directors Option Plan on March 24, 1998 (A) to decrease the number of shares of Common Stock to be awarded to new non-employee directors from 30,000 to 20,000 shares, (B) to increase the annual grants from 7,500 to 10,000 shares, (C) to provide for an option grant of 5,000 shares to each non-employee director serving on a Board committee (up to a maximum of 10,000 shares each year for committee assignments), and (D) to modify the vesting schedule such that all such options vest in 48 equal monthly installments, as discussed below.

     The principal terms and provisions of the Directors Option Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the Directors Option Plan. A copy of the Directors Option Plan will be furnished by the Company to any stockholder upon written request to the Corporate Secretary at the executive offices in Mountain View, California.

     Administration; Eligibility. The Directors Option Plan is self-administering. The persons eligible to receive option grants under the Directors Option Plan are the non-employee Board members. As of April 7, 1998, 3 persons were eligible to participate in the Directors Option Plan.

     Securities Subject to Directors Option Plan. The maximum number of shares of Common Stock currently reserved for issuance over the term of the Directors Option Plan is 412,500 shares. The number of shares of Common Stock available for issuance under the Directors Option Plan shall automatically increase on the first trading day of each calendar year during the term of the Directors Option Plan, beginning with the 1996 calendar year, by an amount equal to 37,500 shares of Common Stock. Accordingly, the pool reflects 112,500 shares added on January 1, 1996, January 1, 1997, and January 1, 1998. Should an option expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent option grants under the Directors Option Plan.

     Automatic Option Grant Program. Under the Directors Option Plan, non-employee Board members will receive option grants at specified intervals over their period of Board service. These special grants may be summarized as follows:

          1. Each individual who first becomes a non-employee Board member on or after the 1998 Annual Meeting, whether through election by the stockholders or appointment by the Board, will automatically be granted, at the time of such initial election or appointment, a nonstatutory stock option to purchase 20,000 shares of Common Stock, after giving effect to the amendment that is the subject of this Proposal No. 5. At the Company's initial public offering, each non-employee Board member was granted a nonstatutory stock option to purchase 30,000 shares of Common Stock, under the terms of the Directors Option Plan in effect at that time.

          2. On the date of each Annual Stockholders Meeting beginning with the 1998 Annual Meeting, each individual who is serving as a non-employee Board member at that time will receive an additional grant of a nonstatutory stock option under the Option Plan to purchase 10,000 shares of Common Stock, provided such individual has been a member of the Board for at least six months, after giving effect to the amendment that is the subject of this Proposal No. 5. At the Annual Stockholders Meeting in 1996 and 1997, each individual who was serving as a non-employee Board member at that time, received an additional grant of a nonstatutory stock option under the Directors Option Plan to purchase 7,500 shares of Common Stock, under the terms of the Directors Option Plan in effect at that time.

          3. On the date of each Annual Stockholders Meeting beginning with the 1998 Annual Meeting, each individual who is serving as a non-employee Board member at that time will receive an additional grant of a nonstatutory stock option under the Option Plan to purchase 5,000 shares of Common Stock for each committee of the Board on which such individual serves, up to a maximum of 10,000 additional shares, provided such individual has been a member of the Board for at least six months, after giving effect to the amendment that is the subject of this Proposal No. 5.

     Price. The option price per share will be equal to the fair market value per share of Common Stock on the automatic grant date and each option is to have a maximum term of ten years from the grant date. The exercise price may be paid in cash or in shares of Common Stock. Options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm is to effect the immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

     Exercisability. Each automatic option grant will be immediately exercisable for all of the option shares; the shares purchasable under the option shall be subject to repurchase at the original exercise price in the event the optionee's Board service should cease prior to full vesting. Each automatic grant shall vest in 48 equal monthly installments from the date of the Annual Meeting at which the option was granted, after giving effect to the amendment that is the subject of this Proposal No. 5. Each initial grant made in 1996 will vest in four equal annual installments from the grant date and each annual grant made in 1996 and 1997 will vest in full on the day immediately prior to the fourth Annual Meeting after the grant date.

     Termination of Service. The option will remain exercisable for a 6-month period following the optionee's termination of service as a Board member for any reason. The option may be exercised following the Board member's death while holding the option by the personal representatives of the optionee's estate or the person to whom the grant is transferred by the optionee's will or the laws of inheritance within the 12-month period following optionee's death. In no event, however, may the option be exercised after the expiration date of the option term. During the applicable exercise period, the option may not be exercised for more than the number of shares (if any) for which it is exercisable at the time of the optionee's cessation of Board service. In the event of the optionee's cessation of Board service by reason of death or permanent disability, the optionee will become vested in an additional member of option shares as if he or she remained in service through the next Annual Meeting.

     Stockholder Rights. No optionee is to have any stockholder rights with respect to the option shares until the optionee has exercised the option, paid the exercise price and become a holder of record of the shares. Options are not assignable or transferable other than by will or the laws of descent and distribution, and during the optionee's lifetime, the option may be exercised only by the optionee.

     Acceleration of Options/Termination of Repurchase Rights. Upon the occurrence of a Corporate Transaction (as defined above under Proposal No. 3), each outstanding option under the Directors Option Plan will, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for fully vested shares. Immediately following the consummation of the Corporate Transaction, all outstanding options will terminate and cease to be exercisable, except to the extent assumed by the successor corporation.

     Upon the occurrence of a Change in Control (as defined above under Proposal No. 3), each outstanding option under the Directors Option Plan will, immediately prior to the effective date of the Change in Control, become fully exercisable for fully vested shares and will remain exercisable until the expiration of the option.

     The acceleration of options in the event of a Corporate Transaction or Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt, or other efforts to gain control of the Company.

     Limited Stock Appreciation Rights. Each optionee is granted a limited stock appreciation right in connection with their option grants under the Directors Option Plan. Any option with such a limited stock appreciation right in effect for at least six (6) months may be surrendered by the optionee for all of the option shares, upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock. In return, the director will be entitled to a cash distribution from the Company in an amount per canceled option share equal to the excess of (i) the highest price per share of Common Stock paid in the tender offer over (ii) the option exercise price.

     Valuation. For purposes of establishing the option price and for all other valuation purposes under the Directors Option Plan, the fair market value of a share of Common Stock on any relevant date will be the closing price per share of Common Stock on that date, as such price is reported on the Nasdaq National Market. The closing price of the Common Stock on April 7, 1998 was $20.875 per share.

     Changes in Capitalization. In the event any change is made to the Common Stock issuable under the Directors Option Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Directors Option Plan, (ii) the maximum number and/or class of securities for which the share reserve is to increase automatically each year, (iii) the number and/or class of securities for which automatic option grants are to be subsequently made per director and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder.

     Each outstanding option which is assumed in connection with a Corporate Transaction will be appropriately adjusted to apply and pertain to the number and class of securities which would otherwise have been issued, in consummation of such Corporate Transaction, to the option holder had the option been exercised immediately prior to the Corporate Transaction. Appropriate adjustments will also be made to the option price payable per share and to the class and number of securities available for future issuance under the Directors Option Plan on both an aggregate and a per-participant basis.

     Directors Option Plan Amendments. The Board may amend or modify the Directors Option Plan in any and all respects whatsoever. The approval of the Company's stockholders will be obtained to the extent required by applicable law or deemed advisable by the Board. Prior to the amendment that is the subject of this Proposal No. 5, the Directors Option Plan could not be amended at intervals more frequently than once every six (6) months and the Board could not, without the approval of the Company's stockholders, (i) materially increase the maximum number of shares issuable under the Directors Option Plan (except in connection with certain changes in capitalization), (ii) materially modify the eligibility requirements for participation in the Directors Option Plan, or (iii) otherwise materially increase the benefits accruing to optionees under the Directors Option Plan.

     Unless sooner terminated by the Board, the Directors Option Plan will in all events terminate on January 16, 2005. Any options outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grants.

     As of April 1, 1998, options covering 180,000 shares were outstanding under the Directors Option Plan, 232,500 shares remained available for future option grant, and no shares have been issued under the Directors Option Plan. The expiration date for all such options ranges from March 16, 2005 to May 20, 2007.

New Plan Benefits and Option Grant Table

     Since the Directors Option Plan is a formula plan, the number of options to be granted to an optionee is set forth above.

     The table below shows, as to each of the non-employee directors, (i) the number of shares of Common Stock for which options have been granted under the Directors Option Plan for the one (1)-year period ending December 31, 1997 plus the period through April 1, 1998 and (iii) the weighted average exercise price per share.

                                                                        WEIGHTED
                                                      NUMBER OF     AVERAGE EXERCISE
                                                       OPTION       PRICE OF GRANTED
                       NAME                            SHARES           OPTIONS
                       ----                         -------------   ----------------
Harvey C. Jones, Jr...............................      7,500           $37.625
John F. Shoch.....................................      7,500           $37.625
James R. Swartz...................................      7,500           $37.625

     Federal Income Tax Consequences of Options Granted under the Directors Option Plan

     The federal income tax consequences of the options granted pursuant to the Directors Option Plan are the same as the federal income tax consequences described for non-statutory stock options granted pursuant to the Option Plan set forth above.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN.

             PROPOSAL NO. 6 -- RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1998. Ernst & Young LLP has audited the Company's financial statements since the fiscal year ended December 31, 1992.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1998.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company's Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 1997 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1997 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders, except Mr. Cote who filed late one report reflecting one transaction.

                                   FORM 10-K

     THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S REPORT ON FORM 10-K FOR FISCAL YEAR 1997, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES, AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO REMEDY CORPORATION, 1505 SALADO DRIVE, MOUNTAIN VIEW, CALIFORNIA 94043, ATTN: INVESTOR RELATIONS.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Stockholder proposals that are intended to be presented at the 1999 Annual Meeting that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company no later than December 24, 1998 in order to be included. Such stockholder proposals should be addressed to Remedy Corporation, 1505 Salado Drive, Mountain View, California 94043, Attn: Investor Relations.

                                 OTHER MATTERS

     The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                       /s/LAWRENCE L. GARLICK
                                          LAWRENCE L. GARLICK
                                          Chairman of the Board and
                                          Chief Executive Officer

Mountain View, California

April 23, 1998


     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

     THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

                                                                       EXHIBIT A

                        CERTIFICATE OF AMENDMENT TO THE
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                             OF REMEDY CORPORATION
                             A DELAWARE CORPORATION
                        (PURSUANT TO SECTION 242 OF THE
                       DELAWARE GENERAL CORPORATION LAW)

     REMEDY CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

     ONE: The first paragraph of Article FOURTH of the Restated Certificate of Incorporation of this Corporation is amended to read in its entirety as follows:

        "This corporation is authorized to issue two classes of stock to be designated common stock ("Common Stock") and preferred stock ("Preferred Stock"). The number of shares of Common Stock authorized to be issued is two hundred forty million (240,000,000), par value $0.00005 per share, and the number of shares of Preferred Stock authorized to be issued is twenty million (20,000,000), par value $0.00005 per share."

     TWO: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law by obtaining a majority vote of the Common Stock in favor of said amendment in the manner set forth in Section 222 of the General Corporation Law.

     IN WITNESS WHEREOF, REMEDY CORPORATION has caused its corporate seal to be hereunto affixed and this Amendment to the Amended and Restated Certificate of Incorporation to be signed by its President and attested to by its Secretary this 28th day of May 1998.

REMEDY CORPORATION

---------------------------------------------------------
Lawrence L. Garlick, Chairman of the Board and
Chief Executive Officer

ATTEST

------------------------------------------------------
Robert V. Gunderson, Jr., Secretary

PROXY                          REMEDY CORPORATION                         PROXY
                   1505 SALADO DRIVE, MOUNTAIN VIEW, CA 94043
                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                    BOARD OF DIRECTORS OF REMEDY CORPORATION
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 28, 1998

           The undersigned holder of Common Stock, par value $.00005, of Remedy Corporation (the "Company") hereby appoints Lawrence L. Garlick and George de Urioste, or either of them, with full power of substitution in each, as proxies to cast all votes as specified in this Proxy and all Common Stock of the Company that the undersigned stockholder would be entitled to cast if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 28th, 1998 at 4:00 PM local time, at 1505 Salado Drive, Mountain View, CA 94043, and at any adjournments or postponements of the Annual Meeting, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies heretofore.

           THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSALS 2, 3, 4, 5 AND 6 AND IN ACCORDANCE WITH THE DETERMINATION OF THE PROXY HOLDER AS TO OTHER MATTERS. THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE CORPORATE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTIONS OF DIRECTORS AND FOR PROPOSALS 2, 3, 4, 5 AND 6.


           PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                               REMEDY CORPORATION


    [x]    PLEASE MARK VOTES
           AS IN THIS EXAMPLE


1. To elect the following directors to serve for a term ending    2. To approve an amendment to the       FOR    AGAINST   ABSTAIN
upon the 1999 Annual Meeting of Stockholders or until their       Company's Certificate of                [ ]      [ ]       [ ]
successors are elected and qualified:                             Incorporation, as set forth in
                                                                  the accompanying proxy.
NOMINEES: Lawrence L. Garlick, David A. Mahler, Harvey L. Jones,
Jr., John F. Shoch and James R. Swartz.
                                                                  3. To approve an amendment to the       FOR    AGAINST   ABSTAIN
 FOR                WITHHELD          For all nominees, except    Company's 1995 Stock Option/Stock       [ ]      [ ]       [ ]
                                      for nominees written below. Issuance Plan, including an
 [ ]                  [ ]             [ ]______________________   increase to the number of shares
                                         Nominee exception(s).    available, as set forth in the
                                                                  accompanying proxy.

                                                                  4. To approve an amendment to the       FOR    AGAINST   ABSTAIN
                                                                  Company's Employee Stock Purchase       [ ]      [ ]       [ ]
                                                                  Plan, including an increase to
                                                                  the number of shares available,
                                                                  as set forth in the accompanying
                                                                  proxy.

                                                                  5. To approve an amendment to the       FOR    AGAINST   ABSTAIN
                                                                  1995 Non-Employee Directors Stock       [ ]      [ ]       [ ]
                                                                  Option Plan, as set forth in the
                                                                  accompanying proxy.

                                                                  6. To ratify the appointment of         FOR    AGAINST   ABSTAIN
                                                                  Ernst & Young, LLP as the               [ ]      [ ]       [ ]
                                                                  Company's independent auditors
                                                                  for the fiscal year ending
                                                                  December 31, 1998.

                                                                  In their discretion, the proxies        FOR    AGAINST   ABSTAIN
                                                                  are authorized to vote upon such        [ ]      [ ]       [ ]
                                                                  other business as may properly
                                                                  come befor ethe Annual Meeting.



         The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement.


Signature:____________________________ Signature (if held jointly):____________
________________________ Date:_______,_98__

Please date and sign exactly as your name(s) is (are) shown on the share certificates to which the Proxy applies. When signing as executor, administrator, trustee, guardian, attorney-in fact or other fiduciary please give full title as such. When signing as a joint-tenant, both should sign. When signing as corporation, please sign in full corporate name by President or other authorized officer. If you sign for a partnership, please sign in partnership name by an authorized person.